April 14, 1995


Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 16, 1995 at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated two Class III Directors to continue service on the Board and one new Class III director to serve on the Board. The Board recommends that you vote for the nominees.

In addition to the election of the Board of Directors, you are being asked to approve an amendment to the Nonqualified Stock Option Plan which would increase the number of shares of Common Stock of the Company for which options could be issued under such plan from 450,000 to 1,300,000 and make Neal L. Patterson and Clifford W. Illig eligible under the plan and to approve the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for 1995. The Board of Directors recommends that you vote for these proposals.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION


/S/Clifford W. Illig
Clifford W. Illig
President and Chief Operating Officer

Enclosures

                      CERNER CORPORATION
                    2800 Rockcreek Parkway
                  Kansas City, Missouri 64117

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON MAY 16, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 16, 1995, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

       a. to elect three Class III Directors to serve for a three year term until the 1998 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to amend the Nonqualified Stock Option Plan to increase the number of shares of Common Stock for which options could be issued from 450,000 shares to 1,300,000 shares, to make Neal L. Patterson and Clifford W. Illig eligible under the Plan and to extend the duration of the Plan to January 1, 2005;

       c. to consider and act upon ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December
     30, 1995; and

       d. to consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 28, 1995, as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

     The Board of Directors of the Company solicits you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    /S/Richard J. Wall, Jr.
                                    Richard J. Wall, Jr.
                                    Secretary, Vice President
                                      and General Counsel
Kansas City, Missouri
April 14, 1995

                      CERNER CORPORATION
                    2800 Rockcreek Parkway
                  Kansas City, Missouri 64117
                  ___________________________

                        PROXY STATEMENT

                  ___________________________

                         INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 16, 1995, commencing at 10:00 a.m., local time, at the American Heartland Theater, 2450 Grand Avenue, Kansas City, Missouri 64108, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of March 28, 1995, on or about April 14, 1995.

     Only the holders of record of shares of Common Stock as of the close of business on March 28, 1995 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on March 28, 1995, there were outstanding and entitled to vote a total of 14,146,564 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

     You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Such Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

       a. to elect Clifford W. Illig, Gerald E. Bisbee, Jr. and
     Michael E. Herman as Class III Directors to serve for a three year term until the 1998 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to amend the Nonqualified Stock Option Plan to increase the number of shares of Common Stock for which options could be issued from 450,000 shares to 1,300,000 shares, to make Neal L. Patterson and Clifford W. Illig eligible under the Plan and to extend the duration of the Plan to January 1, 2005;

       c. to ratify and approve the selection of KPMG Peat
     Marwick LLP as the Company's independent auditors for the fiscal year ending December 30, 1995; and

       d. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

     If the proposed amendment to the Nonqualified Stock Option
Plan is approved by the Shareholders, the Board of Directors intends to discontinue the use of Stock Option Plan C.
Currently options for 597,500 shares could be issued under Stock Option Plan C.

                      QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual
Meeting, but if a quorum should not be present, the Annual
Meeting may be adjourned from time to time until a quorum is obtained.

        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth information, as of March 1, 1995 (unless otherwise indicated below), with respect to the beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.


                                            Amount and Nature
                                              of Beneficial    Percent of Shares
Name and Address of Beneficial Owner            Ownership         Outstanding
- ------------------------------------------- ----------------- ------------------
Neal L. Patterson                             1,713,674(1)          12.15%
Clifford W. Illig                             1,858,447(2)          13.18%
The Prudential Insurance Company of America   1,111,375(3)           7.88%
Jennison Associates Capital Corp.             1,111,300(4)           7.88%
David M. Margulies, M.D.                        136,982(5)             *
Charles S. Runnion, III                          96,796                *
Jeffrey C. Reene                                 48,804(6)             *
Gerald E. Bisbee, Jr.                            40,700(7)             *
Thomas C. Tinstman, M.D.                         40,300(8)             *
David J. Hart                                    30,000(9)             *
Michael E. Herman                                 6,800(10)            *
All directors and executive officers as a group
 (13 persons)                                 4,084,662(11)         28.46%
____________________
*  Less than one percent


(1) Excludes 72,000 shares held in trust for minor children with a third party serving as trustee and 23,279 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to which Mr. Patterson disclaims beneficial ownership. Includes 50,000 shares, which Mr. Patterson gifted to a charitable foundation, of which he has shared voting and dispositive power. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2) Includes 72,000 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 50,000 shares, which Mr. Illig gifted to a charitable foundation, of which he has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(3) According to Schedule 13G, dated, February 6, 1995, and filed by The Prudential Insurance Company of America ("Prudential"), Prudential may be deemed an Insurance Company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934, a Broker-dealer registered under
    Section 15 of that Act and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Prudential has sole dispositive and voting power with respect to 62,800 shares of Common Stock and shared voting power with respect to 887,475 shares of Common Stock and shared dispositive power with respect to 1,048,575 shares of Common Stock. The address for Prudential is Prudential Plaza, Newark, New Jersey 07102-3777.

(4) According to Schedule 13G, dated, February 1, 1995, and filed by Jennison Associates Capital Corp. ("Jennison"), Jennison may be deemed an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940. Jennison has sole voting power with respect to 106,700 shares of Common Stock and shared voting power with respect to 842,700 shares of Common Stock. Jennison has shared dispositive power with respect to 1,111,300 shares of Common Stock. The address for Jennison is 466 Lexington Avenue, New York, New York 10017.

(5) Includes 40,000 shares issuable under presently exercisable stock options.

(6) Includes 44,000 shares issuable under presently exercisable stock options.

(7) Includes 40,000 shares issuable under presently exercisable stock options.

(8) Includes 40,000 shares issuable under presently exercisable stock options.

(9) Includes 30,000 shares issuable under presently exercisable stock options.

(10)Includes 5,000 shares held by the Herman Family
    Trading Company, a partnership in which Mr. Herman is a general partner, and 1,800 shares owned jointly with his spouse.

(11)Includes 252,100 shares issuable under presently exercisable stock options, but excludes 35,753 shares beneficially owned solely by spouses.

                     ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. Each year the term of office of one class of directors expires. Immediately following the Annual Meeting the number of directors will be eight.

     The Board of Directors intends to present for action at the Annual Meeting the election of Clifford W. Illig and Gerald
E. Bisbee, Jr., the present Class III Directors, whose present terms expire at the Annual Meeting, and Michael E. Herman to serve for a three year term until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     The Board of Directors believes that it is in the best interests of the Company to increase the number of directors who are not employees of the Company in order to bring a greater diversity of views and experiences to the Board. The nomination of Mr. Herman is the first step in meeting this goal. The Board of Directors expects to further increase the percentage of directors who are not employees of the Company but does not now have any other candidates and will not nominate any further nominees at the Annual Meeting.

      The Directors in Class I (Charles S. Runnion, III,  Neal
L. Patterson and David J. Hart) and in Class II (David M. Margulies, M.D. and Thomas C. Tinstman, M.D.) have been elected to terms expiring at the time of the Annual Meetings of Shareholders in 1996 and 1997, respectively. No shareholder may vote in person or by proxy for greater than three nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

     Three directors are to be elected as the only members of Class III at this meeting, for a term of three years and until their respective successors are duly elected and qualified. It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Clifford W. Illig, Gerald E. Bisbee, Jr. and Michael E. Herman as the Class III Directors, unless such authority is specifically withheld. In the event that any of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. All of the above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

     The Restated Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given.
Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as the Class III Directors of the Company and each director whose term of office will continue after the Annual Meeting:


                                                          Director Since/
        Name                                   Age        Term Expires
- --------------------------------------        -----      -----------------
Nominees to Serve in Office
  Until 1998
Clifford W. Illig (1)(2)                        44           1980/1998
Gerald E. Bisbee, Jr. (3)(4)                    52           1988/1998
Michael E. Herman                               54               /1998

Directors to Continue in Office
  Until 1997
David M. Margulies, M.D.                        43           1991/1997
Thomas C. Tinstman, M.D. (2)(3)(4)              50           1989/1997

Directors to Serve in Office
  Until 1996
Neal L. Patterson (1)(2)                        45           1980/1996
Charles S. Runnion, III (1)                     47           1989/1996
David J. Hart (3)(4)                            58           1991/1996
____________________
(1)  Member of Executive Committee.
(2)  Member of Stock Option Committee.
(3)  Member of Audit Committee.
(4)  Member of Compensation Committee.


     Gerald E. Bisbee, Jr. has been a Director of the Company since February 1988. He has been Chairman of the Board of Directors and Chief Executive Officer of Apache Medical Systems, Inc. since December 1989. Apache Medical Systems, Inc. implements and analyzes healthcare support systems for intensive care units. Mr. Bisbee has served as a director of Geriatric and Medical Centers, Inc. since 1988, and has served as a director of Yamarchi Capital Funds since 1989.

     David J. Hart has been a Director of the Company since May
1991.  He was the President and Chief Executive Officer of The
General Hospital (Grey Nuns) of Edmonton, a hospital with 1,100 beds located in Edmonton, Canada, from 1981 until his retirement in December, 1991.

     Michael E. Herman is a nominee for Director of the Company. He is President of the Kansas City Royals Baseball Team, Chairman of the Finance Committee of the Ewing-Marion Kauffman Foundation (President from 1985 to 1990) and was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. Mr. Herman is a director of Lab One, Inc., Janus Capital Corporation, Seafield Capital Corporation and Agouron Pharmaceuticals, Inc.

     Clifford W. Illig was Executive Vice President, Secretary, Treasurer and Chief Financial Officer and a Director of the Company from its incorporation to May 1987. From May 1987 to May 1993, he was a Director, President, Chief Operating Officer and Chief Financial Officer of the Company. Since May 1993, he has been a Director, President and Chief Operating Officer.

     David M. Margulies, M.D. joined the Company in February 1991 and since that date has been an Executive Vice President of the Company. Prior to joining the Company, for four years he was Vice President in charge of information systems at Children's Hospital, a health care institution located in Boston, Massachusetts. During this time, Dr. Margulies also was the Director of the Program in Medical Information Sciences at Harvard Medical School. Dr. Margulies has served as a Director of the Company since May 1991.

     Neal L. Patterson was President, Chairman of the Board of Directors and Chief Executive Officer of the Company from its incorporation to May 1987. Since May 1987, he has been Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Patterson has served as a director of Lab One, Inc. since August 1988.

     Charles S. Runnion, III joined the Company in July 1989 and since that date has been an Executive Vice President and Director of the Company. Prior to working at the Company, he spent fourteen years with the IBM Corporation in a variety of marketing and management positions.

     Thomas C. Tinstman, M.D. has been a Director of the Company since May 1989. Since February, 1994, Dr. Tinstman has been Director of Medical Informatics with University of Texas Medical Branch in Galveston, Texas. Prior to that he was a physician in private practice with Internal Medicine Associates, P.C. in Omaha, Nebraska. From 1977 to January, 1994, Dr. Tinstman served as Associate Medical Director of Pulmonary Medical Services at Bishop Clarkson Memorial Hospital and as Medical Director of the Respiratory Therapy Department of Midland Hospital, both in Omaha, Nebraska. Dr. Tinstman has served as a director of Smith-Haynes Trust, Inc. since 1988.

Meetings of the Board and Committees

     The Board of Directors has established Executive, Audit, Compensation and Stock Option Committees of the Board of Directors, but does not have a Nominating Committee. During 1994, the Board of Directors held six meetings, the Audit Committee held one meeting and the Compensation Committee held three meetings. The Executive Committee did not meet during 1994. The Stock Option Committee met once during 1994. Each incumbent director attended at least seventy five percent of the meetings of the Board of Directors and each committee of the Board of Directors of which he was a member.

     The Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of the Board of Directors, except with respect to certain corporate matters, including mergers, dissolution, sale of property, issuance of stock, declaring dividends or amending the Restated Certificate of Incorporation or Bylaws of the Company.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants.

     The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans.

     The Stock Option Committee administers the Company's stock option plans and, among other matters, approves grants of options under such plans.

                    EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended December 31, 1994 exceeded $100,000:


                  SUMMARY COMPENSATION TABLE


                                                                 Long-Term
                                                                Compensation
                                     Annual Compensation           Awards
                                ---------------------------    ----------------

                                                                Securities       All Other
                                                                Underlying      Compensation
Name and Principal Position      Year   Salary($)   Bonus($)   Options/SARs(1)      ($)(2)
- ----------------------------     ----   ---------   --------   ----------------  ------------
Neal  L. Patterson               1994    293,750     66,016           ---           654
  Chairman of the Board          1993    246,875     62,423           ---           660
  of Directors and Chief         1992    160,312     75,000           ---           660
 Executive Officer

Clifford  W. Illig,              1994    264,500     66,016           ---           654
  President, Chief Operating     1993    226,625     62,423           ---           660
  Officer and Director           1992    160,312     75,000           ---           660

Charles  S. Runnion, III         1994    147,425    102,383           ---           654
  Executive Vice President,      1993    143,150     36,564           ---           660
  Area General Manager           1992    140,000     33,600           ---           660
  and Director

Jeffrey  C. Reene,               1994    152,675     52,083           ---           654
  Executive Vice President       1993    148,225     36,738           ---           660
  and Area General Manager       1992    145,000     50,400           ---           660

David  M. Margulies, M.D.        1994    150,000     34,450           ---           654
  Executive Vice President       1993    150,000     27,300        20,000           660
  of Product Engineering         1992    150,000        ---           ---            60
  and Director
____________________
(1)The numbers in Securities Underlying Options/SARs reflect the number of shares of Common Stock into which the options are exercisable.

(2)Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation
   Associate 401(k) Retirement Plan, and $60, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.


Stock Option Plans

     The Company has three stock option plans pursuant to which options are outstanding, Stock Option Plan B ("Stock Option Plan B"), Stock Option Plan C ("Stock Option Plan C") and the Nonqualified Stock Option Plan ("Nonqualified Plan" and together with Stock Option Plan B and Stock Option Plan C, collectively, the "Stock Option Plans"). No stock options were granted during 1994 to any of the named executive officers in the Summary Compensation Table.

     The following table reports information with respect to the December 31, 1994 option values for each of the named executive officers in the Summary Compensation Table:


        Aggregated Option Exercises in Last Fiscal Year and December 31, 1994 Option Values

                                                          Number of
                                                         Securities
                                                         Underlying
                                                         Unexercised
                                                       Options/SARs at      Value of Unexercised
                                                         December 31,     In-the-Money Options at
                                                           1994(#)         December 31, 1994 ($)
                         Shares Acquired    Value        Exercisable/           Exercisable/
      Name               on Exercise(#)   Realized($)  Unexercisable (1)      Unexercisable (1)
- -----------------------  ---------------  -----------  -----------------  -----------------------
Neal L. Patterson              ---           ---             ---                     ---
Clifford W. Illig              ---           ---             ---                     ---
Charles S. Runnion, III     80,000         1,905,000         ---                     ---
Jeffrey C. Reene             4,000            89,500    44,000/32,000        1,771,000/1,288,000
David M. Margulies, M.D.    55,000         1,316,563    81,000/36,000        3,293,188/1,238,750
____________________
(1)The numbers in the column headed Number of Securities
   Underlying Unexercised Options/SARs at December 31, 1994
   and the dollar amounts in the column headed Value of
   Unexercised In-the-Money Options at December 31, 1994
   reflect (i) the number of shares of Common Stock into which options are exercisable and (ii) the difference between the fair market value of such shares of Common Stock and the
   exercise price of the options, respectively.


Director Compensation

     Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1994, payments, excluding expense reimbursements, were $10,500 to Dr. Tinstman, $10,000 to Mr. Bisbee and $10,500 to Mr. Hart. If Mr. Herman is elected a director of the Company he will be granted options for 24,000 shares of Common Stock under the Nonqualified Plan. The exercise price will be $37.75 (market value on the date that he agreed to become a director) per share and the options will vest proportionally over a six year period so long as Mr. Herman is a director of the Company at each vesting point.

Executive Compensation and Stock Option Committee Report

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below who are outside directors of the Company. The Stock Option Committee of the Board of Directors (the "Stock Option Committee") is comprised of the individuals listed below who are directors of the Company. Messrs. Patterson and Illig are not currently eligible to receive stock options under either of the Company's stock option plans. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Stock Option Committee administers the Company's stock option plans and, among other matters, approves grants of options under such plans.

     The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with annual cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

     Annual Compensation

     Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus based upon an incentive plan adopted each year by the Compensation Committee. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The Company's compensation levels are established on a plan year of April 1 through March 31. Therefore, salaries and bonuses earned during 1994 are the result of three months under the 1993 plan and nine months under the 1994 plan.

     The incentive plan for executive officers other than Mr. Patterson and Mr. Illig, consists of various objective goals, both related to areas for which such executive officer has responsibility and for Company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected by a subjective analysis of the executive's overall performance. For Mr. Patterson and Mr. Illig, the goals consisted of earnings per share, client satisfaction, employee satisfaction and cost control for the 1993 plan and earnings per share, employee satisfaction and client satisfaction for the 1994 plan. Satisfaction by Messrs. Patterson and Illig of these goals is done on an objective basis without any subjective analysis of their overall performance. Under the incentive plan, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1994 the Company's executive officers, as a group, earned approximately 56 percent of the bonuses available.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1994, the Compensation Committee considered, among other matters, the compensation of the five most highly compensated officers for 1992 and 1993 of the six companies included in the peer company index shown under the heading "Company Performance", although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

     Mr. Patterson's compensation during the year ended December 31, 1994 consisted of $293,750 in salary and $66,016 in payments earned under the Company's incentive plan. Mr. Patterson earned approximately 60 percent of the incentives available during 1994. In determining Mr. Patterson's salary and incentive plan payments for 1994, the Compensation Committee considered, among other matters, the Company's performance and the compensation of the five most highly compensated officers for 1992 and 1993 of the six companies included in the peer company index shown under the heading "Company Performance", although the Compensation Committee did not target his compensation to any particular group of these companies.

     Long-Term Incentive Compensation

     The long-term incentive compensation for executive officers have consisted of awards of stock options granted under the Company's stock option plans typically only upon their commencement of employment with the Company or promotion to executive officer and creates an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Stock Option Committee and the Compensation Committee believe that stock options create a mutuality of interest between the Company's executive officers and shareholders.

     Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to the fair market value of the Common Stock on the date of the grant of the stock option.

     Compensation Committee Interlocks and Insider
Participation

     The Company owns approximately four percent of the outstanding equity securities of Apache Medical Systems, Inc. Mr. Patterson is the Company's representative on the board of directors of that corporation and serves on its compensation committee. Mr. Bisbee is Chairman of the Board of Directors and Chief Executive Officer of that corporation. As a result, Mr. Patterson is one of the individuals determining the compensation of Mr. Bisbee at Apache Medical Systems, Inc.

     Committee Members

          Members of the Compensation Committee:

               Gerald E. Bisbee, Jr.
               Thomas C. Tinstman, M.D.
               David J. Hart

          Members of the Stock Option Committee:

               Neal L. Patterson
               Clifford W. Illig
               Thomas C. Tinstman, M.D.

Company Performance

     The following graph presents a comparison for the five-year period ended December 30, 1994 of the performance of the Common Stock of the Company with the NASDAQ Stock Market (as calculated by The Center for Research in Security Prices) and an index of peer companies selected by the Company:


                      12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/30/94
                      --------  --------  --------  --------  --------  --------
Cerner Corporation      100.00     78.00    200.00    884.00   1392.00   1412.00
Peer Group              100.00    103.10    163.60    211.00    162.50    224.10
NASDAQ Stock Market     100.00     84.90    136.30    158.60    180.90    176.90


     The above comparison assumes $100 was invested on December 29, 1989 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

     The peer group of companies was selected based upon their being in the business of providing large scale software programs and information system related services. Companies in the peer group are Cycare Systems, HBO & Company, Hogan Systems, Keane, Inc., Policy Management Systems and Shared Medical Systems. The peer group of companies included in the Company's 1994 Proxy Statement included Ask Group, Inc. and Medstat Systems in addition to those referred to above. Ask Group, Inc. and Medstat Systems were each acquired during 1994 by other companies that the Company does not consider consistent with its peer group and therefore have been eliminated from the peer group.

          AMENDMENT OF NONQUALIFIED STOCK OPTION PLAN

     The Board of Directors of the Company is recommending to the shareholders an amendment to the Nonqualified Plan which would increase the number of shares of Common Stock for which options could be granted under the Nonqualified Plan from 450,000 to 1,300,000, make Neal L. Patterson and Clifford W. Illig eligible under the Nonqualified Plan and extend the duration of the Nonqualified Plan to January 1, 2005. The Board of Directors has voted to discontinue granting options under Stock Option Plan C if the shareholders approve the proposed amendment to the Nonqualified Plan. The increase in the number of shares of Common Stock subject to the Nonqualified Plan would be offset by 597,500 shares by discontinuance of the use of Stock Option Plan C. No further options may be granted under Stock Option Plan B.

     During the period 1990 through 1993, the Company made only limited use of stock options as a method of rewarding its employees but relied principally upon the Company's cash based incentive plans. The Board of Directors believes that the use of stock options to create a broad based, long-term orientation for the Company's employees is appropriate and plans to use the Nonqualified Plan to achieve this goal. The Board of Directors believes that the use of relatively long vesting schedules combined with long option expiration dates will facilitate the Company's hiring and retaining good employees. The required ten year limit on the duration of options granted under Stock Option Plan C does not meet the Company's objectives. During 1994 the Company granted options under the Nonqualified Plan for approximately 113,225 shares to nineteen of its employees as the initial phase of this program. The Board of Directors also believes that Mr. Patterson and Mr. Illig should be eligible under the Nonqualified Plan so that they may also participate in this program.

     Under the Nonqualified Plan stock options may be granted to employees, directors, advisors and consultants to the Company and any of its subsidiaries. Under Stock Option Plan C options may only be granted to employees of the Company and its subsidiaries (other than Mr. Illig and Mr. Patterson) and the options are subject to certain limitations, such as they must be exercised within ten years or they expire, imposed principally by the Internal Revenue Code. The principal purpose for the Nonqualified Plan is to allow the Company to issue options for shares under circumstances where the use of options under Stock Option Plan C is not available, such as where the terms under which the options are granted would either not meet the qualifications under Stock Option Plan C or the sections of the Internal Revenue Code applicable to Stock Option Plan C or where the recipient does not meet the qualifications under Stock Option Plan C.

     During 1994 the Board of Directors and the members of the Stock Option Committee determined, based principally upon experience from options granted under Stock Option Plan B, that due to the ten year limitation on the duration of the options granted under Stock Option Plan C, options granted under Stock Option Plan C would not meet the Company's goal of establishing a broad based, long-term orientation for the Company's high performance employees. Due to income tax ramifications upon employees upon exercise of options granted under Stock Option Plan B, which is substantially identical to Stock Option Plan C, employees were being forced to sell stock well before the ten year expiration date in order to minimize the impact of income taxes. Although the same will be true for options granted under the Nonqualified Plan, the Stock Option Committee intends to increase the duration of options granted under that plan to as much as twenty five years. The Stock Option Committee also intends to lengthen vesting schedules under Nonqualified Plan options and cause the options to expire as to any unexercised shares upon the employee's termination of employment. Although the number of shares of Common Stock for which options can be issued under the Nonqualified Plan, as proposed to be amended, is greater than the combined number under Stock Option Plan C and the Nonqualified Plan before the proposed amendment, the Company believes that the combination of longer vesting schedules and the requirement that the optionee be employed by the Company at the time of exercise will cause a smaller percentage of the option to be exercised than would be the case for options granted under Stock Option Plan C.

Description of the Nonqualified Plan

     Shares Subject to Options. Currently a maximum of 450,000 shares of Common Stock may be issued upon exercise of options under the Nonqualified Plan. If the amendment is approved a maximum of 1,300,000 shares of Common Stock may be issued upon exercise of options granted under the Nonqualified Plan. Options for 353,224 shares have been granted under the Nonqualified Plan. As of March 1, 1995 the market value of the shares for which options could be issued under the Nonqualified Plan was $4,645,248. If the amendment is approved, the market value of the shares for which options could be granted under the Nonqualified Plan will increase to $45,445,248. The number of shares subject to the Nonqualified Plan and any outstanding options and the option price of outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

     Administration. The Nonqualified Plan is administered by the Stock Option Committee consisting of not less than two nor more than five members of the Board of Directors who are appointed by the Board. The Stock Option Committee is currently composed of Neal L. Patterson, Clifford W. Illig and Dr. Thomas C. Tinstman. Under the terms of the Nonqualified Plan, Messrs. Patterson and Illig are not currently eligible to receive options. If the amendment is approved, Mr. Patterson and Mr. Illig will become eligible to receive options under the Nonqualified Plan. Any options granted to Mr. Patterson or Mr. Illig will be approved by a majority of the outside Directors. Subject to the provisions of the Nonqualified Plan, the Stock Option Committee has sole authority to determine who will be granted options, when the options will be granted, the time or times when options will be exercisable, the duration of the options and the form of the option agreement.

     Option Price. The option price of each option is determined by the Stock Option Committee. All outstanding options have been issued at the fair market value of the shares subject to the options on the date of grant. The Company expects to continue to follow this pricing procedure.

     Eligible Option Holders. Subject to selection by the Stock Option Committee, any employee, director, advisor or consultant to the Company or any of its subsidiaries is eligible to be granted one or more options pursuant to the Nonqualified Plan.

     Maximum Option Term. Options may be granted for whatever period of time is determined by the Stock Option Committee.

     Nontransferability. No option is transferable by the optionee except by will or by the laws of descent or distribution.

     Exercise of Options. Options under the Nonqualified Plan are exercisable at the times and on the terms and conditions set forth in the option agreement authorized by the Stock
Option Committee.

     Termination of Options. Options will terminate concurrently with termination of employment for any reason other than death.

     Amendments. The Stock Option Committee may amend, modify or terminate the Nonqualified Plan without the approval of shareholders, except that shareholder approval will be required for any amendment which would (i) increase the maximum number of shares of Common Stock subject to the Nonqualified Plan, except adjustments made by reason of stock splits, stock dividends or made upon changes in capitalization, (ii) alter the eligibility requirements for the optionees under the Nonqualified Plan and (iii) extend the duration of the Nonqualified Plan.

     Duration. Currently no option may be granted under the Nonqualified Plan after January 1, 2000. If the amendment is approved the date will be extended to January 1, 2005.

     Federal Income Tax Consequences. In general, the grant of an option under the Nonqualified Plan does not result in any Federal income tax consequences to the Company or to the optionee. The exercise by an optionee of an option under the Nonqualified Plan will generally result in Federal income tax consequences to the optionee. The excess, if any, of the fair market value of the Common Stock received upon the exercise of the option at the time of exercise over the amount paid for such Common Stock is included in the taxable income of the optionee for the year in which the option is exercised. Upon exercise of an option by an optionee, the Company may deduct an amount equal to the amount included in the optionee's ordinary income, provided the Company satisfies applicable information reporting and income and payroll tax withholding requirements.

     Miscellaneous Information. To the extent that any option remains unexercised upon its termination or expiration, the shares subject to such option will again be available for the granting of other options under the Nonqualified Plan.

     The Nonqualified Plan does not contain any provisions requiring an optionee to hold the optioned stock for any period after exercise of the option. However, such a provision may be included in any option granted by the Stock Option Committee.

Nonqualified Plan Benefits

     Five (seven if the amendment is approved) current directors of the Company, seven (nine if the amendment is approved) current executive officers of the Company (including those that are directors) and approximately 1,122 employees of the Company are eligible to receive options under the Nonqualified Plan. The dollar value and number of options which will be received by such directors and the five individuals named in the Summary Compensation Table, all current executive officers and all employees (other than employees who are executive officers) is not currently determinable due to the discretionary nature of the Nonqualified Plan. The Nonqualified Plan provides that all employees of the Company are eligible to receive Nonqualified Plan benefits and that the Stock Option Committee has sole authority to determine which employees will be granted options under the Nonqualified Plan. As of the date hereof, the Stock Option Committee has not decided which additional employees will be granted such options.

     The affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required to approve the amendment to the Nonqualified Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
AMEND THE NONQUALIFIED STOCK OPTION PLAN.


               RATIFICATION OF THE SELECTION OF
                INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 30, 1995. KPMG Peat Marwick LLP has served as auditors for the Company since 1983.

     It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL AND RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK
LLP.


                     CERTAIN TRANSACTIONS

     The Company trip leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The Company has a right of first refusal on usage of the airplane to guarantee its availability to the Company. The lease rate is believed to approximate fair market value for this type of aircraft. During 1994 the Company paid an aggregate of $175,830 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule.

     In January of 1995, the Company entered into a license agreement with Apache Medical Systems, Inc.("Apache") allowing the Company to license certain products of Apache to the Company's clients. Royalty payments to Apache are based upon the number and size of the Company's clients that license the Apache products. To date no royalties have been earned under the agreement. The Company owns approximately four percent of Apache's outstanding equity securities and Mr. Gerald W. Bisbee, a director of the Company, is the chief executive officer, a director and stockholder of Apache.


             COMPLIANCE WITH SECTION 16(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

                     FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1994, is enclosed with this Proxy Statement.

                      GENERAL INFORMATION

Other Matters

     The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Restated Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

     The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

     Proposals by holders of the shares of Common Stock which are intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company no later than December 20, 1995 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

     In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve the amendment to the Nonqualified Plan or the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors, the proposal to amend the Nonqualified Stock Option Plan or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

     All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $ 3,500, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              /S/Richard J. Wall, Jr.
                              Richard J. Wall, Jr.
                              Secretary, Vice President
                                and General Counsel

Kansas City, Missouri
April 14, 1995

 -----   Please mark
 | X |   your vote as in
 -----   this example

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).

If no direction is made, this proxy will be voted "FOR" the following proposals.


- --------------------------------------------------------------------------
|  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.  |
- --------------------------------------------------------------------------

                                         FOR       Withheld as to all nominees
                                         ----                ----
1. Election of Directors.                |  |                |  |
                                         ----                ----

To withhold authority to vote for
any nominee(s), mark the "FOR" box
and write the name of each such
nominee with respect to which you
intend to withhold authority to
vote on the line provided below.


- ------------------------------------

Unless authority to vote for each
nominee is withheld, this Proxy
will be deemed to confer authority
to vote "FOR" each nominee whose
name is not written on the line
provided.



                                         FOR        AGAINST     ABSTAIN
                                         ----        ----        ----
2. Amendment of the Nonqualified         |  |        |  |        |  |
   Stock Option Plan.                    ----        ----        ----

                                         FOR        AGAINST     ABSTAIN
3. Ratification and approval of          ----        ----        ----
   the selection of Peat Marwick         |  |        |  |        |  |
   LLP as the independent auditors       ----        ----        ----
   of Cerner Corporation for the
   fiscal year ending
   December 30, 1995.


In their discretion, the proxies are to
vote upon such other business as may
properly come before the meeting which
the board of directors does not have
knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears
hereon.  If shares are held jointly or
by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

If you expect to attend the 1995 Annual
Meeting of Shareholders please check
this box:     ----
              |  |
              ----

The undersigned hereby acknowledges
receipt of the Notice of Annual Meeting
and Proxy Statement, dated April 14,
1995.


_______________________________________________
SIGNATURE                               Date


_______________________________________________
SIGNATURE                               Date

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

            CERNER CORPORATION                                       PROXY
            2800 Rockcreek Parkway
            Kansas City, Missouri 64117

__________________________________________________________________________

This Proxy is for the 1995 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 16, 1995, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER
CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders of Cerner Corporation to be held on May 16, 1995, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

The nominees for director are:   Clifford W. Illig, Gerald E.
Bisbee, Jr. and Michael E. Herman

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN
THE ENCLOSED ENVELOPE.

                      CERNER CORPORATION
                NONQUALIFIED STOCK OPTION PLAN
             AS AMENDED BY THE BOARD OF DIRECTORS
                     ON FEBRUARY 15, 1994
       AND RATIFIED BY THE SHAREHOLDERS ON MAY 17, 1994


1. Purpose of Plan. The purpose of the Plan is to encourage the employees and directors of Cerner Corporation (the "Company") and its subsidiaries and consultants and advisors to the Company and its subsidiaries to participate in the ownership of the Company, and to provide additional incentive for such persons to promote the success of its business through sharing in the future growth of such business.

2. Effectiveness of Plan. The provisions of this Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Company (the "Board of Directors"), and shall govern all options granted hereunder. Nothing in this Plan shall be construed as a modification of any provision of the Cerner Corporation Incentive Stock Option Plan A, the Cerner Corporation Incentive Stock Option Plan B or the Cerner Corporation Incentive Stock Option Plan C.

3. Administration. This Plan shall be administered by a committee of the Board of Directors consisting of not less than two nor more than five members of the Board of Directors (the "Committee") appointed by the members of the Board of Directors. The Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive authority (i) to select the persons to whom options shall be granted, (ii) to determine the number of shares subject to each option, (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares subject to each option, (v) to determine the time when each option may be exercised, (vi) to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of this Plan.

4. Eligibility. Options to purchase shares of common stock of the Company ("Cerner Common Stock") shall be granted under this Plan only to directors and employees of the Company or of any of its subsidiaries and to advisors and consultants to the Company and any of its subsidiaries. Neither Neal L. Patterson nor Clifford W. Illig are eligible under this Plan.

5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Cerner Common Stock. Subject to any adjustments made pursuant to the provisions of paragraph 10, the aggregate number of shares of Cerner Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 450,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Cerner Common Stock or any treasury shares of Cerner Common Stock held by the Company.

6. Option Agreement. Each option granted under this Plan shall be evidenced by a nonqualified stock option agreement, which shall be signed by an officer of the Company and by the employee to whom the option is granted (the "optionee"). The terms of said nonqualified stock option agreement shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The granting of an option under this Plan shall be deemed to occur on the date on which the nonqualified stock option agreement evidencing such option is executed by the Company and the optionee. Each nonqualified stock option agreement shall constitute a binding contract between the Company and the optionee, and every optionee, upon the execution of a nonqualified stock option agreement, shall be bound by the terms and restrictions of this Plan and such nonqualified stock option agreement.

7.   Option Price.  The price at which shares of Cerner Common
Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee.

8.   Period and Exercise of Option.

     (a) Period--The period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted.

     (b) Exercise--Any option granted under this Plan may be exercised by the optionee (or such other person as the Committee may determine) only by (i) delivering to the Company written notice of the number of shares with respect to which he is exercising his option right and (ii) paying in full the option price of the purchased shares. Subject to the limitations of this Plan and the terms and conditions of the respective nonqualified stock option agreement, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such nonqualified stock option agreement. All options will terminate concurrently with termination of employment or such other relationship with the Company as qualified such individual for participation in this Plan.

     (c)  Payment for shares--Payment for shares of Cerner
Common Stock purchased pursuant to an option granted under this Plan shall be made in cash.

     (d) Delivery of certificates--As soon as practicable after receipt by the Company of the notice described in subsection (b), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any optionee, nor the legal representative, legatee or distributee of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued.

     (e) Limitations on exercise--The Committee may impose such limitations on the exercise of any specific nonqualified stock option agreement as it deems appropriate.

9. Nontransferability of Options. No option granted under this Plan shall be transferable or assignable by the optionee, other than by will or by the laws of descent and distribution.

10. Adjustments Upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, the number of shares of Cerner Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Cerner Common Stock may be purchased pursuant to an option granted under this Plan shall also be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

11. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after January 1, 2000, on which date this Plan will expire except as to options then outstanding, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date amend, modify or terminate the Plan; provided, however, that the Committee may not, without approval of the Shareholders of the Company (i) increase the maximum number of shares of Cerner Common Stock as to which options may be granted pursuant to the Plan, (ii) alter the eligibility requirements for optionees under the Plan or (iii) extend the duration of the Nonqualified Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

12. Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri.

                      CERNER CORPORATION
                  FOUNDATIONS RETIREMENT PLAN


TO:  All Participants

          The Annual Meeting of the Shareholders of Cerner Corporation (the "Company") will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 16, 1995, commencing at 10:00 a.m. As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct Twentieth Century Services, Inc., as trustee of the Plan (the "Trustee"), to vote the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been credited to you under the Plan as of March 28, 1995.

          As of this date, your Plan account has been credited with the number of shares of Common Stock indicated on the label affixed to the bottom of the second page of the enclosed Participant Instruction Form. The number of shares of Common Stock shown includes shares of Common Stock purchased with your elective deferrals, Company matching contributions, and allocations to your account of shares of Common Stock forfeited by terminated associates, as allocated by the provisions of the Plan. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

          The Plan gives you the right to direct the Trustee to vote your shares in accordance with your instructions. Your votes are to be indicated on the enclosed Participant Instruction Form and returned to Jackie Gorman of Cerner Corporation, Mail Drop 1511, no later than May 5, 1995. The Trustee may vote only those shares in the Plan for which valid instructions have been received from the participant. Please sign and date your form and mail it as promptly as possible to Jackie Gorman, Mail Drop 1511.

Your voting instructions are confidential.


                         TWENTIETH CENTURY SERVICES, INC.,
                         as trustee of Cerner Corporation
                         Foundations Retirement Plan

                 PARTICIPANT INSTRUCTION FORM
                             UNDER
                      CERNER CORPORATION
                  FOUNDATIONS RETIREMENT PLAN
              FOR ANNUAL MEETING OF SHAREHOLDERS
                         MAY 16, 1995


          I am a participant in the Cerner Corporation
Foundations Retirement Plan (the "Plan") of Cerner Corporation
(the "Company") entitled to vote the number of shares of Common
Stock, par value $.01 per share, of the Company (the "Common
Stock") indicated on this form.

          I understand that TWENTIETH CENTURY SERVICES, INC., as trustee of the Plan (the "Trustee"), will vote the shares of Common Stock upon instructions from participants. I further understand that I may direct the Trustee to vote certain shares of Common Stock in favor and certain shares of Common Stock against any of the proposals, but that to do so requires separate forms.

          I acknowledge receipt of the Company's Notice of Annual Meeting and Proxy Statement for its Annual Meeting of Shareholders to be held May 16, 1995, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

          I instruct the Trustee to vote all of my shares of Common Stock as follows:

1.   The election of Cliff W. Illig, Gerald E. Bisbee, Jr. and
Michael E. Herman as directors.

             FOR             Withheld as to all nominees
             ----                       ----
             |  |                       |  |
             ----                       ----


     To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.


     __________________________________________________________

     Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote
     "FOR" each nominee whose name is not written on the line provided.

2.   Approval of Amendments to the Nonqualified Stock Option Plan.

             FOR            AGAINST            ABSTAIN
             ----            ----               ----
             |  |            |  |               |  |
             ----            ----               ----

3.   Ratification and approval of the selection of KPMG Peat
     Marwick LLP as the independent auditors of Cerner
     Corporation for the fiscal year ending December 30, 1995.

             FOR            AGAINST            ABSTAIN
             ----            ----               ----
             |  |            |  |               |  |
             ----            ----               ----

4. Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

          I direct that Clifford W. Illig and Neal L.
Patterson, and each or any one of them, be appointed my true and lawful attorneys, agents and proxies with full power of substitution in my name to vote at the Annual Meeting, and at any and all adjournments thereof, with respect to the shares of Common Stock which have been credited to me under the Plan for the purpose of any matters which may properly come before the meeting or any adjournment thereof.

             ----
             |  |  a.  I hereby grant the power of attorney
             ----      referred to above.

             ----
             |  |  b.  I hereby withhold the grant of the power of
             ----      attorney referred to above



                              Date:________________________, 1995




                              ______________________________________
                                   (Signature of Participant)

                              (Please sign exactly as your name
                              appears on the label to this
                              form.  If you are signing as
                              executor, administrator or
                              guardian, please give your full
                              title as such.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PARTICIPANT INSTRUCTION
FORM IN THE ENVELOPE PROVIDED TO JACKIE GORMAN AT MAIL DROP
1511.